Exhibit 99.1

News Release

Contact:     Walt Standish, President and Chief Executive Officer

                   843.916.7813

                   Gary Austin, Executive Vice President and Chief Financial Officer

                   843.916.7806

Beach First Announces Earnings Growth

Myrtle Beach, SC, October 16, 2007 – Beach First National Bancshares, Inc. (NASDAQ: BFNB) today announced that its year-to-date net income grew 17.6 percent over figures reported for the same period in 2006.

Net income for the nine months ended September 30, 2007, increased 17.6 percent, totaling $5,132,922 or $1.04 per diluted share, when compared to the $4,364,717, or $0.90 per diluted share, reported for the nine months ended September 30, 2006. Net income for the quarter ended September 30, 2007, grew 5.3 percent, totaling $1,822,106 or $0.37 per diluted share, when compared to the $1,729,819, or $0.35 per diluted share reported for the quarter ended September 30, 2006.

“Current market conditions have made for an even more challenging environment for banks during 2007,” said Walt Standish, Beach First president and chief executive officer. “The unsettled housing market, disruptions in the credit markets, and the ensuing Federal Reserve interest rate cut have all factored into bank performance across the industry this year. Beach First has weathered these conditions well and we are optimistic about the future.”

Standish continued, “The expansion of our North Myrtle Beach office will be completed in November of this year, while plans for our newest office at 73rd Avenue North in Myrtle Beach are proceeding well, and we expect to open in the first quarter of 2008. We also continued to strengthen our mortgage lending team despite the recent turmoil in the housing markets, so we can take advantage of opportunities when conditions improve.”

Additional Third Quarter Highlights

Total assets grew to $571.4 million, which represents an increase of 16.1 percent from September 30, 2006. Total deposits grew to $440.3 million, an increase of 15.0 percent from September 30, 2006. Total loans grew to $471.8 million, a 16.8 percent increase over the September 30, 2006 figure.

Annualized return on average equity was 14.34 percent for the nine months ended September 30, 2007, compared to 13.93 percent for the nine months ended September 30, 2006. Annualized return on average assets was 1.24 percent for the nine months ended September 30, 2007, com-pared to 1.30 percent for the same period a year ago. Return on average shareholders’ equity was 14.53 percent for the three months ended September 30, 2007, compared to 15.78 percent for the three months ended September 30, 2006. Return on average assets was 1.26 percent for the three months ended September 30, 2007, compared to 1.36 percent for the same period a year ago.

The net interest margin was 4.24 percent for the quarter ended September 30, 2007, compared to 4.57 percent for the same period a year ago. Book value per share stood at $10.70 per share at September 30, 2007, compared to $9.14 per share at September 30, 2006.

Beach First operates six banking locations in Myrtle Beach, Surfside Beach, North Myrtle Beach, Pawleys Island, and Hilton Head Island, South Carolina. Beach First offers a full line of banking products and services, including NetTeller internet banking. A seventh location is scheduled to open during the first quarter of 2008 at 7202 North Kings Highway in Myrtle Beach. The bank’s mortgage lending division operates eight mortgage offices in the Carolinas and mid-Atlantic states. The company’s stock trades on the NASDAQ Global Market under the symbol BFNB and the website is beachfirst.com.

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected noninterest expenses, excessive loan losses, regulatory actions or changes and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. For a more detailed description of factors that could cause or contribute to such differences, please see our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Balance Sheets

	September 30,		December 31,
	2007	2006	2006
	(unaudited)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$5,067,749	$6,694,944	$5,198,945
Federal funds sold and short term investments	359,278	235,866	14,010,667
Investment securities available for sale	69,093,920	62,892,627	68,474,531
Loans, net	458,997,863	389,971,616	392,848,582
Mortgage Loans Held for Sale	6,392,792	8,174,321	12,478,222
Federal Reserve Bank stock	984,000	984,000	984,000
Federal Home Loan Bank stock	3,395,300	2,475,600	2,475,600
Premises and equipment, net	15,303,367	11,197,614	14,344,330
Cash value life insurance	3,522,501	3,393,144	3,424,586
Investment in BFNB Trusts	310,000	310,000	310,000
Other assets	7,958,718	5,705,823	5,651,876

Total assets	$571,385,488	$492,035,555	$520,201,339

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits
Noninterest bearing deposits	$40,317,614	$35,560,935	$37,194,469
Interest bearing deposits	399,947,404	347,223,536	379,162,660

Total deposits	440,265,018	382,784,471	416,357,129
Advances from Federal Home Loan Bank	55,000,000	37,500,000	37,500,000
Other borrowings	9,281,626	14,780,469	7,209,820
Junior subordinated debentures	10,310,000	10,310,000	10,310,000
Other liabilities	5,202,383	3,085,054	3,364,811

Total liabilities	520,059,027	448,459,994	474,741,760

SHAREHOLDERS’ EQUITY:
Common stock, $1 par value; 10,000,000 shares authorized;
shares issued and outstanding - 4,842,766 at September 30,
2007; 4,768,512 at September 30, 2006; and 4,768,413 at
December 31, 2006	4,842,766	4,768,512	4,768,413
Paid-in capital	29,110,906	28,657,576	28,657,576
Retained earnings	17,839,719	10,878,299	12,706,795
Accumulated other comprehensive income (loss)	(466,930)	(728,826)	(673,205)

Total shareholders' equity	51,326,461	43,575,561	45,459,579

Total liabilities and shareholders' equity	$571,385,488	$492,035,555	$520,201,339

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Statements of Income
(Unaudited)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
INTEREST INCOME
Interest and fees on loans	$30,643,888	$23,439,481	$10,587,658	$8,816,443
Investment securities	2,783,588	2,048,424	934,016	786,308
Fed funds sold & other	298,077	330,493	147,841	93,509

Total interest income	33,725,553	25,818,398	11,669,515	9,696,260

INTEREST EXPENSE
Deposits	13,980,166	9,502,940	4,780,404	3,651,980
Advances from the FHLB and federal funds purchased	1,705,203	1,066,931	734,416	379,518
Junior subordinated debentures	967,591	568,977	327,606	202,150

Total interest expense	16,652,960	11,138,848	5,842,426	4,233,648

Net interest income	17,072,593	14,679,550	5,827,089	5,462,612

PROVISION FOR POSSIBLE LOAN LOSSES	950,800	1,778,600	278,800	591,200
Net interest income after provision
for possible loan losses	16,121,793	12,900,950	5,548,289	4,871,412

NONINTEREST INCOME
Service fees on deposit accounts	426,979	381,611	148,956	119,663
Gain on sale of loans	703,222	258,842	208,389	258,842
Retail mortgage origination income	2,126,300	527,841	493,648	406,968
Income from cash value life insurance	114,150	106,996	39,734	36,469
Miscellaneous loan fee income	1,514,357	264,278	354,040	264,278
Other income	1,406,447	970,221	559,428	150,803

Total noninterest income	6,291,455	2,509,789	1,804,194	1,237,022

NONINTEREST EXPENSES
Salaries and wages	5,984,093	4,205,389	1,636,798	1,715,590
Employee benefits	1,230,203	762,497	422,781	328,788
Supplies and printing	150,074	89,542	56,988	30,181
Advertising and public relations	495,967	268,441	178,916	95,658
Professional fees	455,203	350,610	182,379	81,435
Depreciation and amortization	789,185	365,747	266,224	115,621
Occupancy	1,335,255	705,281	469,710	299,392
Data processing fees	528,118	389,333	175,057	142,557
Other operating expenses	3,471,769	1,448,729	1,132,224	589,519

Total noninterest expenses	14,439,867	8,585,569	4,521,077	3,398,741

Income before income taxes	7,973,381	6,825,170	2,831,406	2,709,693

INCOME TAX EXPENSE	2,840,459	2,460,453	1,009,300	979,874

Net income	$5,132,922	$4,364,717	$1,822,106	$1,729,819

BASIC NET INCOME PER COMMON SHARE	$1.07	$0.92	$0.38	$0.36

DILUTED NET INCOME PER COMMON SHARE	$1.04	$0.90	$0.37	$0.35

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Asset Quality Ratios and Other Data
(Unaudited)
(In thousands)

	September 30,	September 30,	December 31,
	2007	2006	2006

Total nonperforming loans	$550	$2,615	$1,625

Allowance for loan losses	6,397	5,671	5,888

Return on average equity (annualized)	14.34%	13.93%	14.53%

Return on average assets (annualized)	1.24%	1.30%	1.33%

Nonperforming loans as a percent of total loans	0.12%	0.65%	0.40%

Nonperforming assets, past due and restructured
loans to total assets	0.15%	0.62%	0.31%

Net charge-offs to average total loans	0.12%	0.13%	0.17%

Allowance for loan losses to total loans	1.36%	1.40%	1.43%

Allowance for loan losses to
nonperforming loans	1,163.70%	216.85%	362.45%

	For the Three Months		For the Year
	Ended		Ended
	September 30,		December 31,
	2007	2006	2006

Interest rate spread	3.64%	4.04%	4.06%

Net interest margin	4.24%	4.57%	4.62%

Return on average equity	14.53%	15.78%	14.53%

Return on average assets	1.26%	1.36%	1.33%